Exhibit 99.1

Media Contact

Alanna Vitucci

avitucci@uti.edu

480-710-6843

FOR IMMEDIATE RELEASE

Universal Technical Institute Completes Acquisition of MIAT College of Technology

Acquisition adds campuses in Texas and Michigan and eight new programs to UTI

PHOENIX, November 1, 2021 — Universal Technical Institute, Inc. (NYSE: UTI), the nation’s leading provider of trained technicians to the transportation industry, has completed its acquisition of MIAT College of Technology for a purchase price of $26 million in cash.

“On behalf of everyone at UTI, I am excited to officially welcome MIAT’s management, staff, students, faculty, and alumni to the team,” said UTI CEO Jerome Grant. “Completing this acquisition represents an important initial step in executing our growth & diversification strategy. It allows us to further expand our program offerings nationwide into growing fields that we believe will continue to be bolstered by technological advances and the global focus on sustainability. We also expect to realize significant revenue and cost synergies through this acquisition.”

MIAT is focused on serving students seeking a fast-tracked, industry-aligned high-value education that can lead to rewarding jobs and careers that help employers meet the demand for the skilled trades required in today’s workforce. MIAT offers vocational and technical programs in fields including aviation maintenance, wind power, robotics and automation, non-destructive testing, HVACR, and welding. On average over the last five years, MIAT has grown both new student starts and revenue by approximately 20% annually. MIAT is accredited by Accrediting Commission of Career Schools and Colleges (ACCSC).

With the addition of MIAT, the UTI network of schools currently serves more than 14,000 students in 14 disciplines across 14 campuses. UTI is also on track to open two additional campuses in 2022 under the Universal Technical Institute brand.

The acquisition is part of UTI’s previously announced growth and diversification strategy and will allow UTI to expand MIAT programs throughout UTI brand campuses and extend UTI’s presence and programs into the Canton, MI market where MIAT has been for over 50 years. Other expected synergies include operating and purchasing cost efficiencies and broadening the opportunity for student growth at the MIAT campuses by leveraging the national UTI marketing and admissions infrastructure. UTI’s growth and diversification strategy is centered around serving more students in fields where trained technicians are in demand and is expected to produce double-digit average annual revenue growth and continued margin expansion in the coming years. Included within this projected growth and margin expansion is the expected contribution from continued organic growth from the acquired campuses and programs MIAT offers, as well as anticipated revenue and cost synergies afforded by the acquisition. For the 12-month period ended September 30, 2021, MIAT reported more than 1,200 end of period active students, revenue of approximately $29 million and adjusted EBITDA of approximately $3.9 million.

Barrington Research Associates was the exclusive financial adviser to UTI in this transaction.

Non-GAAP Measures

For internal reporting purposes, MIAT defines adjusted EBITDA as operating income adjusted for certain items that were originally classified within other income/expense, which is then further adjusted for items not considered part of the company’s normal recurring operations. Adjusted EBITDA is a non-GAAP financial measure, which is provided to supplement, but not substitute for, the most directly comparable GAAP measure. We choose to disclose this non-GAAP financial measure for MIAT because it provides an additional performance measure. Since the items excluded from this measure are significant components in understanding and assessing financial performance under GAAP, this measure should not be considered to be an alternative to net income (loss), or any other measures derived in accordance with GAAP as a measure of operating performance or profitability.

For more information on UTI, please visit uti.edu.

About Universal Technical Institute, Inc.

Founded in 1965 and with more than 225,000 graduates in its history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and also offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona. For more information, visit www.uti.edu or follow on LinkedIn @UniversalTechnicalInstitute.

Forward Looking Statements

All statements contained in this press release, other than statements of historical fact, are “forward-looking” statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will,” the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s belief that it is taking steps to address costs, efficiencies and working capital management; (2) UTI’s ability to maintain open campuses during the global pandemic and complete curriculum with in-person labs; (3) UTI’s belief that it is taking steps to drive its next phase of organic and inorganic growth; (4) UTI’s expectation that inorganic growth will achieve anticipated metrics; (5) UTI’s focus on offering a blended curriculum to provide students training for job skills that are in high demand; (6) UTI’s expectation for year-over-year annual growth; (7) UTI’s expectation for normal seasonality; (8) UTI’s focus on continuing to fuel long-term growth and investing in opening more welding programs that will drive incremental growth over the next two fiscal years; (9) substantial and growing interest in UTI and (10) UTI’s expectations for new student start growth, average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2021. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI’s actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company’s filings with the SEC. Any forward-looking statements made by UTI in this press release are based only on information currently available to UTI and speak only as of the date on which they are made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.